UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 22, 2021

DOUGLAS DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34728	13-4275891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7777 North 73rd Street, Milwaukee, Wisconsin 53223

(Address of principal executive offices, including zip code)

(414) 354-2310

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	PLOW	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on November 30, 2021, Douglas Dynamics, Inc. (the “Company”) informed Jon Sievert, that his current position as President – Work Truck Solutions would be eliminated, effective as of such date.  Mr. Sievert’s responsibilities were passed to Robert (Bob) McCormick, the Company’s President and Chief Executive Officer.  Mr. Sievert is continuing in the employment of the Company as VP, Business Development until March 30, 2022, under the terms of a new employment agreement with the Company, dated December 22, 2021 (the “New Employment Agreement”).  The New Employment Agreement supersedes in its entirety the employment agreement between Mr. Sievert and the Company dated July 30, 2020 and the employee invention, confidential information and noncompetition agreement executed by Mr. Sievert on April 27, 2009.  Mr. Sievert’s employment under the New Employment Agreement will extend until March 30, 2022, after which his employment with the Company will end (the “Employment Period”).

Under the terms of the New Employment Agreement and during the Employment Period, Mr. Sievert will receive continued salary in an amount consistent with the base salary paid to him prior to the elimination of his original position, continued participation in the Company’s health and welfare plans and continued vacation benefits.  He will also be entitled to 10% of his Annual Incentive Plan bonus for 2021 and continued vesting through the Employment Period in his time-based restricted stock units previously granted.  Mr. Sievert will be entitled to vest in the performance share units granted to him for the 2019 – 2021 performance period as determined by the Compensation Committee of the Board of Directors (the “Committee”), scored by the Committee on a basis similar to the scoring for the executive officers.  Mr. Sievert shall also be entitled to outplacement and executive coaching services.

Following the Employment Period, subject to Mr. Sievert’s execution of an acceptable separation agreement, Mr. Sievert will receive ten months of continuing base salary as severance and the Company will pay a portion of his COBRA premiums for that same period of time.  In consideration of the benefits provided to him under the New Agreement, Mr. Sievert has agreed to new restrictive covenants in the form of non-solicitation, non-competition, non-interference and non-disparagement provisions that will extend for twenty-four months following the Employment Period.   Mr. Sievert will not be entitled to receive a bonus under the Company’s Annual Incentive Plan in 2022, nor will he receive an equity grant under the Company’s equity incentive plan in 2022.

A copy of the New Employment Agreement is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.  The foregoing is a summary of the material terms of the New Employment Agreement and is qualified in its entirety by the full text of the New Employment Agreement.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits. The following exhibit is being filed herewith:

(10.1)	Employment Agreement between Jon Sievert and Douglas Dynamics, L.L.C.

(104.1)	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOUGLAS DYNAMICS, INC.

Date: December 28, 2021	By:	/s/ Sarah Lauber
Sarah Lauber
Chief Financial Officer and Secretary